                                                                   Exhibit 23.1














































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
                                                                   Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Harman International Industries, Incorporated:



We consent to incorporation by reference in the Registration Statement on Form S-8 of Harman International Industries, Incorporated of our report dated August 12, 1994, relating to the consolidated balance sheets of Harman International Industries, Incorporated and subsidiaries as of June 30, 1994 and 1993, and the related consolidated statements of operations, cash flows and shareholders' equity and related schedules for each of the years in the three year period ended June 30, 1994, which report appears in the June 30, 1994 annual report on Form 10-K of Harman International Industries, Incorporated and our report dated October 7, 1994, relating to the statements of net assets available for Plan benefits of the Harman International Industries, Incorporated Retirement Savings Plan as of June 30, 1994 and 1993, and the related statements of changes in net assets available for Plan benefits for the years then ended, which report appears in the June 30, 1994 annual report on Form 11-K of Harman International Industries, Incorporated Retirement Savings Plan.


                                   KPMG Peat Marwick LLP






Los Angeles, California
May 25, 1995







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